Exhibit 10.12
PROFESSIONAL SERVICES AGREEMENT
Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(2) and (10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made.
THIS PROFESSIONAL SERVICES AGREEMENT (the “Agreement”) is made and entered into as of February 13, 2026, (the “Effective Date”), by and between Beluga Health, P.A., a Florida professional corporation, with a business address of 1321 Upland Dr., Suite 18399, Houston, TX, 77043 (“Beluga”), and Enhanced US LLC, a New York state registered limited liability company with a business address of 169 Madison Avenue, Suite 15101, New York, New York 10016 (“Customer”). Beluga and Customer are sometimes individually referred to herein as “Party” and collectively referred to herein as the “Parties.”
BACKGROUND
A.    Beluga is a professional corporation that provides certain telemedicine and prescription management services through appropriately licensed physicians.
B.    Customer is in the business of providing a customer-service interface (the “Customer Platform”) designed to connect users to licensed physicians for certain healthcare services.
C.    Customer has requested, and Beluga has agreed to provide, certain professional healthcare services to users of the Customer Platform (each, an “Individual”), on terms and conditions set forth in this Agreement.
NOW THEREFORE, the Parties agree as follows:
Article I.BELUGA OBLIGATIONS
Section I.01Services. Beluga shall make available licensed physicians who are appropriately trained and qualified to provide professional services to Individuals pursuant to the terms of this Agreement (each, a “Physician”), including but not limited to providing remote healthcare services and medication management services as described in Exhibit A (“Services”). Beluga shall perform the verification, training, and monitoring of each Physician in accordance with Exhibit C (Physician Verification, Training, and Monitoring), which is hereby incorporated herein by this reference. Beluga shall provide the Services via Beluga’s proprietary telemedicine software platform (the “Beluga Platform”), and the Parties shall coordinate to implement an interface between the Beluga Platform and the Customer Platform to enable seamless access to the Services. Beluga shall provide standard service utilization reporting to Customer and other reports as requested by Customer including monthly reports showing compliance with the metrics set forth in Section I.02 below (“Customer Reports”). The Parties shall meet quarterly to discuss Customer Reports and capacity planning. The Parties acknowledge that this Agreement is non-exclusive and that Customer will be free, during and after the Term, to engage or contract with third parties for the provision of services similar to the Services.
Section I.02Performance Standards; Location of Performance and Equipment. Beluga shall, during the Term of this Agreement, ensure that a Physician is available to provide Services within [***] ([***]) hours from receiving a query or visit creation by an Individual. Beluga shall ensure that Physicians who provide Services are licensed in the state(s) in which the Individual who is the subject of such consultation or prescription management is located and maintain appropriate licensure or credentials to prescribe controlled substances. Physicians must commence the appointment no later than [***] minutes after the scheduled start time. Physicians must respond to non-urgent Individual emails and inquiries within [***] business hours during Beluga operating hours ([***]am-[***]pm [***] time, [***] days per week). Clinical laboratory result interpretations must be provided to applicable Individuals within [***] hours of receipt.
Section I.03Authority; Independent Medical Decision Making. Beluga’s Physicians shall, at all times during the Term, have ultimate authority, control, and direction over all clinical care rendered to Individuals. Beluga’s Physicians shall be solely responsible for all medical, professional, and ethical matters concerning Physicians and Individuals. All decisions regarding clinical care shall be based solely upon the professional medical judgment of Beluga’s Physicians and shall be made in the best interests of the Individuals.
Section I.04Compliance with Laws and Standard of Care. Nothing in this Agreement is intended, nor shall it be construed, to waive or limit the obligations of Beluga and/or its Physicians to comply with: (i) accepted ethical standards established by the medical and healthcare professions; (ii) any standards applicable to clinical practice as may be established from time to time; or (iii) standards and obligations established by Beluga, including but not limited to such standards as may be established in the standard form of contract between Beluga and its Physicians.
Section I.05Insurance.
(a)Beluga shall maintain, at its own cost and expense for the duration of this Agreement, (i) professional liability insurance, also covering without limitation bodily injury related to the provision of professional services resulting from technology errors and omissions, with limits of not less than $[***] per occurrence and $[***] aggregate or such higher amount(s) of professional liability insurance as may be required by applicable law in any U.S. state from time to time with respect to all Physicians providing Services pursuant to the Agreement; (ii) commercial general liability insurance with a combined bodily injury and property damage limit of $[***] limit for each occurrence / $[***] annual aggregate and other insurance that is considered commercially reasonable for a business of its type and size (“Beluga’s General Liability Insurance”); (iii) cyber liability/network security and privacy liability insurance of at least $[***] per occurrence and $[***] aggregate, including technical errors and omissions insurance (or other form of cyber liability insurance) and coverage for data security breaches and other unauthorized uses or disclosures of Patient Information.
(b)Beluga agrees to execute and deliver to Customer as soon as possible following this Agreement, prior to commencement of the Services under this Agreement and annually thereafter, certificates of insurance evidencing the existence of any insurance policy required from Beluga hereunder, including current ISO endorsement or equivalent for (i) primary and non-contributory; (ii) additional insureds; and (iii) waiver of subrogation. Each such copy or certificate shall contain a valid provision or endorsement that the policy may not be canceled, terminated, changed or otherwise modified. Customer shall be named as an additional insured in any insurance policy required from Beluga hereunder. Such policies of insurance shall be underwritten by an insurance company licensed to write such insurance in the state in which the work is being performed with an A.M. Best’s rating of at least “A” and provide [***] ([***]) days prior notice to Customer of cancellation or any material change in coverage. If any such liability policies are on a “claims made” basis, Beluga shall agree to maintain such coverage in force for [***] ([***]) years following the latest termination or expiration of this Agreement, or to purchase adequate “tail liability” insurance upon the latest termination or expiration of this Agreement. No other provisions for any limitation of Beluga liability within this Agreement, or attachment, nor any related amendments or other agreements shall take precedence over the insurance requirements in this Section, and these insurance requirements will prevail over and survive any differing or additional terms and conditions.
(c)Customer shall maintain, at its own cost and expense for the duration of this Agreement, at minimum: (i) commercial general liability insurance with a $[***] limit for each occurrence / $[***] annual aggregate; and (ii) excess liability insurance with a $[***] limit per occurrence/aggregate.
Article II.CUSTOMER OBLIGATIONS
Section II.01Duties and Obligations. Customer will use commercially reasonable efforts to perform any duties identified in Exhibit A. Additionally, Customer shall use commercially reasonable efforts to use commercially reasonable efforts to (i) collect and process all payments for Services on behalf of Beluga; and (ii) obtain click-through agreement on the Customer Platform to the consent forms provided by Beluga to Customer and obtain other required documentation from Individuals on behalf of Beluga and transmit these consents and documentation to Beluga. Such consents and documentation shall be deemed Patient Information.
Section II.02Limitations on Customer Duties. Customer is not responsible for the clinical sufficiency, suitability, reliability, or efficacy of a particular product, service, process, or activity as it relates to the delivery of Services by Beluga and its Physicians. Customer will not knowingly and intentionally preclude or otherwise restrict, by penalty or operation, the ability of Beluga (including its Physicians) to exercise independent professional judgment over all qualitative and quantitative aspects of the Services. For clarity, unavailability of the Customer Platform will not operate as a breach by Customer of the foregoing sentence. Beluga, and not Customer, is solely responsible for the supervision and control of the selection, compensation, terms, conditions, or obligations of Physicians. Other than as agreed to herein or by execution of an amendment, Customer will not limit or define the scope of Services offered by Physicians.
Section II.03Customer Platform Content and Compliance. Customer shall use continuing commercially reasonable efforts to use marketing materials, including website, social media and digital advertisements (collectively, “Marketing Materials”), that contain, to Customer’s knowledge, only truthful information regarding the Services and Customer Platform that is not misleading to Individuals. For the avoidance of doubt, neither Customer nor its use of any Marketing Materials shall knowingly and intentionally:
●incorrectly advertise the availability of a name-brand medication as a treatment option offering of a name-brand drug if a compounded version of such drug is to be used;
●claim that a compounded drug is FDA-approved or has an FDA-approved use;
●advertise the general availability of compounded medications as a treatment plan to patients without presenting such advertisements to Beluga for review;
●claim that a compounded drugs’ effectiveness was proven in clinical trials;
●claim that any particular medication is safe or effective beyond what is supported by clinical evidence from scientifically reputable sources;
●infringe on any third-party trademark or other Intellectual Property Rights;
●advertise or claim that the medical services are being provided by the Customer, or that the Physicians are Customer’s clinicians, or make any other statement on behalf of Beluga as the healthcare provider without Beluga’s advance written consent; and
●use misleading language that could create unrealistic patient expectations or misrepresent the nature of prescribed treatments, including, but not limited to:
1.Promise specific weight-loss results.
2.Raise unreasonable expectations about treatment outcomes.
3.Claim weight loss will be rapid, dramatic, incredible, or safe.
4.Suggest that diet and exercise are unnecessary.
5.Imply that weight loss is effortless or achieved through a “magical” solution.
In the event that Beluga in good faith believes that it is likely that Individuals may be misled by Customer, through the use of the Customer Platform or otherwise, or that the Customer Platform or any Marketing Materials otherwise run afoul of this Section 2.03, Beluga shall promptly notify Customer and provide reasonable detail of such alleged violation. Customer shall use commercially reasonable efforts to revise any Marketing Materials that it determines in its sole discretion to be in violation of this Section 2.03.
Section II.04No Discrimination. Both Parties shall conduct themselves in a professional manner that reflects concern for the preservation of the integrity and human dignity.

Neither Party shall differentiate or discriminate in the treatment of patients or in the quality of services rendered on the basis of race, creed, color, national origin, ancestry, sex, age, religion, sexual orientation, veteran status, handicap, place of residence, health status, source of payment, credit history, marital status, or (where applicable) a user’s participation in a particular third party payor’s plan.
Article III.RESTRICTIVE COVENANTS.
Section III.01Confidentiality (Mutual).
(a)In connection with this Agreement, each Party (a “Disclosing Party”) may disclose confidential or proprietary information to the other Party (a “Receiving Party”). Subject to the exceptions listed below, “Confidential Information” means non-public business, marketing, specification/technical or financial information disclosed by or on behalf of the Disclosing Party to the Receiving Party under this Agreement and during its term that is actually treated by the Disclosing Party as confidential and either: (i) is clearly marked or otherwise clearly designated as confidential or proprietary; (ii) is described in this Section 3.01(a); or (iii) should be reasonably understood by the Receiving Party to be the confidential or proprietary information of the Disclosing Party based on the manner and context of the disclosure. For clarity, the terms and conditions of this Agreement and any other agreement between the Parties, Patient Information received by Customer, and information, whether written, electronic, graphic, or oral information or data, pertaining to Customer’s finances, marketing plans, business strategies, business plans, forecasts, employees, customers, vendors, contractors, software, technology, and any information which, given the nature of the information disclosed and the circumstances surrounding its disclosure, a reasonable party would consider confidential or proprietary shall be deemed Customer’s Confidential Information.
(b)During the term of this Agreement and for a period of [***] ([***]) years after its expiration or termination, the Receiving Party shall (i) keep the Confidential Information of the Disclosing Party in strict confidence using the same level of care to protect the confidentiality of the Confidential Information as it does to protect its own confidential information, but in no event less than a reasonable degree of care; (ii) not use any Confidential Information of the Disclosing Party except for the purpose of fulfilling its obligations under this Agreement or as otherwise permitted under this Agreement; (iii) not, and shall not permit others to, use or otherwise disclose the Disclosing Party’s Confidential Information to any third party without the prior written consent of the Disclosing Party. Notwithstanding the foregoing, the Receiving Party may use and disclose the Confidential Information of the Disclosing Party to its employees or subcontractors who have a need to know to the limited extent necessary to permit the Receiving Party to perform its obligations or obtain its rights and remedies under the Agreement, provided that each third party to whom Receiving Party discloses such Confidential Information is bound by obligations of confidentiality with respect to such Confidential Information that are consistent with this Section. In the case of subcontractors, all such obligations of confidentiality shall be in a written agreement prior to the disclosure. The Receiving Party shall be responsible for the actions and omissions of its employees and subcontractors who access the Disclosing Party’s Confidential Information to the same extent as if such actions or omissions were their own. Upon the termination of this Agreement, or at any time upon reasonable written request, the Receiving Party shall return to the Disclosing Party or destroy all Confidential Information of the Disclosing Party in its possession, custody, or control. Notwithstanding the foregoing, the Receiving Party may retain copies of any Confidential Information preserved, recorded or saved automatically to standard back-up or archival systems to the extent it is impracticable to delete, erase or destroy such information or is otherwise required under all applicable laws regarding retention, provided that the Receiving Party shall make no further use of such copies, such information shall remain subject to the confidentiality obligations hereunder and such copies shall be destroyed or deleted in the ordinary course. The Receiving Party shall, at the request of the Disclosing Party, provide written confirmation of such destruction or exception thereto (citing the reason).
(c)Confidential Information shall not include any information that the Receiving Party demonstrates through written evidence: (i) is or becomes publicly available through no wrongful act of the Receiving Party; (ii) was in the Receiving Party’s possession free of any obligation of confidentiality at the time of the Disclosing Party’s communication of it to the Receiving Party; (iii) becomes known to the Receiving Party directly or indirectly from a source other than one having an obligation of confidentiality; or (iv) is developed by the Receiving Party completely independent from the Confidential Information of the Disclosing Party. Notwithstanding any provision in this Section to the contrary, in the event that Receiving Party becomes obligated by mandatory applicable law, regulatory rule or judicial or administrative order to disclose Disclosing Party’s Confidential Information, or any portion thereof, Receiving Party shall notify Disclosing Party, so that the Disclosing Party may seek an appropriate protective order or other, similar remedy or relief with respect to resisting or narrowing the scope of such disclosure. In the absence of such a protective order or other remedy or relief, Receiving Party may disclose such Confidential Information, provided that Receiving Party furnishes only such portion of the Confidential Information as it is legally required to disclose.
Section III.02Patient Information. Physicians will document the Services provided in Beluga’s electronic medical record system and not rely on the Customer Platform for record storage. Beluga agrees that the Customer Platform is not a system of record for Medical Records or other Patient Information. As between the Parties, all Medical Records (defined below) and any Personal Information (as defined in Exhibit B) received by Beluga in the course of performing the Services (collectively, “Patient Information”) are and will remain under the control of Beluga; provided that, Beluga shall promptly provide copies of such Patient

Information to Customer, as authorized or directed by Individuals. In addition to the foregoing, Beluga shall also comply with the terms and conditions of the Data Sharing Addendum attached hereto as Exhibit B, which is incorporated herein by this reference.
Section III.03Non-solicit (Mutual). While this Agreement is in effect and for [***] months following the termination thereof, neither Party shall on its own behalf, or acting as agent on behalf of another other person or entity, solicit or cause anyone else to solicit any employee, independent contractors, including but not limited to Physicians, or business relationship of the other Party to leave the employment of, engagement by, or relationship with such Party or offer employment to, employ or offer to engage or engage as an independent contractor or in any other capacity any employee or independent contractor of such Party, or to enter into a business relationship with any party to such Party’s exclusion. Notwithstanding the foregoing, this Section shall not prohibit any advertisement or general solicitation that is not specifically targeted at or focused on Physicians.
Section III.04Publicity. Both Parties agree that they shall not, without prior written consent of the other Party, in each instance use in advertising, publicity, or otherwise, the name, trade name, trademark, trade device, or simulation thereof owned by the other Party. The content and timing of any public announcement including, but not limited to, any press release regarding the arrangements outlined under this Agreement, shall require the mutual agreement of the Parties. Notwithstanding the foregoing, Customer shall be entitled to reference Beluga and any pharmacy on any public-facing disclosures or disclaimers released by Customer. For clarity, the Marketing Materials are not subject to this Section.
Section III.05Equitable Relief. Both Parties agree that any breach of the confidentiality obligations under this Section may result in irreparable damage for which there may be no adequate remedy at law. Therefore, it is agreed that the non-breaching Party shall be entitled to seek equitable relief, without the necessity of posting a bond or other undertaking, including permanent injunctive relief enjoining such breach, by a court of competent jurisdiction, in addition to whatever remedies it may have at law.
Article IV.INTELLECTUAL PROPERTY RIGHTS
Section IV.01Definition. “Intellectual Property Rights” means all intellectual property rights or similar proprietary rights, including (a) patent rights and utility models, (b) copyrights and database rights, (c) trademarks, trade names, domain names and trade dress and the goodwill associated therewith, (d) trade secrets, (e) mask works, and (f) industrial design rights; in each case, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing in any jurisdiction in the world. For the avoidance of doubt, “Intellectual Property Rights” includes, but is not limited to, each Party’s rights to its know-how, technology platforms and systems, software, source code, algorithms, protocols, clinical service protocols, templates, macros, expert-developed content, and any other materials that are protectable under intellectual property law.

Section IV.02Customer Intellectual Property.
(a)As between Customer and Beluga, Customer is, and shall remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, customizations, technologies, content, code, and other materials developed, created, disclosed, or acquired by Customer including but not limited to the Customer Platform, Marketing Materials, Customer Reports, Customer Feedback (as defined below), Licensed Marks (as defined below), Customer services, materials and all modifications and enhancements thereof (collectively, “Customer Materials”), including all Intellectual Property Rights therein. All other rights in and to Customer Materials are expressly reserved by Customer. Customer Materials are and shall at all times remain the Confidential Information of Customer and subject to all Beluga obligations and restrictions set forth in Section IV.03(b). Without limiting such obligations or restrictions, Beluga shall not disclose to any third party the nature or details of any Customer Materials without Customer's prior written consent. Nothing in this Agreement shall be construed as granting, transferring, or assigning to Beluga any ownership rights or interests in the Customer Materials or any associated developments, including but not limited to any pre-existing or independently developed software, applications, inventions, or any modifications, enhancements, or improvements thereto created during the Term of this Agreement. Customer shall retain all rights, title, and interest in and to its Customer Materials, whether developed prior to or during the Term of this Agreement. Any use of Customer Materials by Beluga shall be solely for the purposes expressly authorized under this Agreement and subject to the terms and conditions set forth herein.
(b)Customer hereby grants to Beluga a limited, revocable, non-exclusive, non-transferable license to use the trademarks, logos, or artwork owned or licensed to Customer during the Term (collectively referred to as the “Licensed Marks”), solely for the purposes that Customer has expressly approved in writing and in accordance with Customer’s instruction for use. Subject to the foregoing: (i) Beluga may not create a unitary composite mark that combines the Licensed Mark with any other mark, design, or element, unless the Customer has provided prior written approval; and (ii) Beluga must display all symbols and notices that clearly indicates the trademark status and ownership of the Licensed Marks, in accordance with applicable trademark law, practice, and the Customer’s trademark guidelines. Beluga may not use any of the Licensed Marks for any purpose, or in any manner, without the Customer’s s prior written approval (email being sufficient for approval). Beluga acknowledges and agrees that (1) all uses of the Licensed Marks, and any goodwill generated from such use, shall inure solely to the benefit of Customer; and (2) Beluga does not acquire any right, title, or interest in or to Licensed Marks by virtue of this Agreement, other than the limited license expressly granted herein. Customer may, at its sole discretion, immediately terminate Beluga’s right to use the Licensed Marks if the Beluga engages in any practice or other activity that is or is likely to be detrimental to the goodwill associated with the Licensed Marks, the Customer’s goodwill or reputation, or that constitutes a deceptive trade practice, unfair competition, or violation of any applicable fair trade laws or advertising laws, or that would disparage the Licensed Marks.
(c)“Customer Feedback” includes, without limitation, any suggestions, recommendation or other feedback Customer provides to Beluga related to the Services (such as clinical service protocols). Customer hereby grants to Beluga a limited, non-exclusive, revocable, transferable right during the Term to use any Customer Feedback solely to provide the Services to Customer and for no other purpose; provided, however, that Beluga shall not use Customer Feedback in a manner that would breach confidentiality obligations, infringe upon Customer’s Intellectual Property Rights, or violate any applicable laws. Customer makes no promises and is not responsible or liable for Beluga use of such Feedback.
(d)Without limiting any terms and conditions posted on the Customer Platform, Beluga shall not, and shall not permit any other person to, access or use the Customer Materials except as expressly permitted by this Agreement. For purposes of clarity and without limiting the generality of the foregoing, Beluga and its Physicians shall not, except as this Agreement expressly permits:
(i)copy, modify, or create derivative works or improvements of the Customer Materials;
(ii)rent, lease, lend, sell, sublicense, assign, distribute, publish, transfer, or otherwise make available any Customer Materials to any person;
(iii)reverse engineer, disassemble, decompile, decode, adapt, or otherwise attempt to derive or gain access to the source code of the Customer Materials, in whole or in part;
(iv)bypass or breach any security device or protection used by the Customer Materials;
(v)damage, destroy, disrupt, disable, impair, interfere with, or otherwise impede or harm in any manner the Customer Materials or Customer’s provision of services to any third-party, in whole or in part;
(vi)remove, delete, alter, or obscure any trademarks, documentation, warranties, or disclaimers, or any copyright, trademark, patent, or other intellectual property or proprietary rights notices from any Customer Materials, including any copy thereof;
(vii)access or use the Customer Materials in any manner or for any purpose that infringes, misappropriates, or otherwise violates any Intellectual Property Right or other right of any third-party (including by any unauthorized access to, misappropriation, use, alteration, destruction, or disclosure of the data of any other Customer customer), or that violates any applicable law;
(viii)access or use the Customer Materials for purposes of competitive analysis of the Customer Materials, the development, provision, or use of a competing product or service or any other purpose that is competitive to Customer or to Customer’s detriment or commercial disadvantage; or
(ix)otherwise access or use the Customer Materials beyond the scope of the authorization granted under this Agreement.
Section IV.03Beluga Intellectual Property.
(a)As between Customer and Beluga, Beluga is, and shall remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, know-how, methodologies, software, and other materials provided to Customer by Beluga including but not limited to the interface or integration created by Beluga, the Beluga Platform, Medical Records (not including copies of data from Medical Records provided to Customer pursuant from direction or instructions from an Individual), medical questionnaires, materials made available to Customer (not including Customer Reports) and all modifications and enhancements thereof (“Beluga Materials”), including all Intellectual Property Rights therein. All other rights in and to Beluga Materials are expressly reserved by Beluga. Beluga Materials are and shall at all times remain the Confidential Information of Beluga and subject to all Customer obligations and restrictions set forth in Section IV.03(b). Without limiting such obligations or restrictions, Customer shall not disclose to any third party (other than its service providers and suppliers) the nature or details of any Beluga Materials without Beluga's prior written consent.
(b)Customer shall have no right or license to reproduce or use any Beluga Materials except solely during the Term to the extent necessary to perform its obligations and benefit from its right and remedies under this Agreement and receive the benefit of the Services. Without limiting the foregoing and except as otherwise expressly set forth in this Agreement, Customer shall not at any time, directly or indirectly: (i) copy, modify, or create derivative works of the Beluga Materials, in whole or in part; (ii) rent, lease, lend, sell, sublicense, assign, distribute, publish, transfer, or otherwise make available the Beluga Materials; (iii) reverse engineer, disassemble, decompile, decode, adapt, or otherwise attempt to derive or gain access to the source code of the Beluga Materials, in whole or in part; (iv) remove any proprietary notices from the Beluga Materials; or (v) use the Beluga Materials in any manner or for any purpose that infringes, misappropriates, or otherwise violates any intellectual property right or other right of any person, or that violates any applicable law.
(c)Customer shall use medical questionnaires, consents or any other form or document which is part of or relating to the medical service provided by Beluga

(“Clinical Material”), as defined, drafted, and reasonably requested in compliance with applicable law by Beluga without any amendments or changes and as approved by Customer, as Clinical Material is being used for a clinical and/or medical services purpose. Customer may notify Beluga of concerns related to Clinical Material and Beluga will consider such concerns in good faith. Customer is not required to publish Clinical Material it does not approve, but Customer has no right to make any changes to the Clinical Material or any part of them, without prior consent from Beluga. Customer will request its customers to respond to all questionnaire questions as stated in Clinical Materials, and not prepopulate answers, and to use the Clinical Materials in full in their ultimate agreed-upon form without alteration.
(d)Customer shall not modify Medical Records held by Beluga without prior consent from Beluga.
Article V.FEES; PAYMENT
Fees. As full and complete compensation for performance of the Services and in consideration of the terms and conditions set forth in this Agreement, Customer shall pay Beluga those fees described in Exhibit A (the “Fees”).
Section V.01Customer shall pay the Fees within [***] ([***]) days after receipt by Customer of Beluga’s invoice. Customer shall pay all Fees in immediately available US dollars by payment method of choice per the options on the electronic invoice. All Fees are exclusive any taxes, VAT, sales, use, or excise taxes imposed on the sale or use of the Services, all of which shall be borne exclusively by Customer.
Section V.02Integration Fee. An invoice for the Integration Fee will be issued upon execution of this Agreement. The Integration Fee is due in full upon the effective date and must be paid prior to the initiation of the integration process.
Section V.03Late Fees. If Customer fails to pay Fees within [***] ([***]) days of the invoice date, Beluga may charge Customer interest in an amount equal to [***]% per month of the delinquent amount, commencing on the date of delinquency until such amount is paid in full, and Beluga may suspend Services until Customer is current on payments.
Section V.04Authorization for ACH Transactions. By entering into this Agreement, Customer hereby authorizes Beluga to initiate ACH transactions, as the primary payment method, to debit Customer’s account for all invoices for Services provided to the Customer by Beluga, [***] ([***]) months after moving to production and billing for the Services. Customer will submit to Beluga a signed ACH form in due time, after receiving a request by Beluga via DocuSign.

Article VI.TERM AND TERMINATION
Section VI.01Term. The term of this Agreement shall commence on the Effective Date and shall continue for [***] ([***]) months (the “Initial Term”). Thereafter, this Agreement shall automatically renew for successive [***] ([***]) month terms unless either Party provides notice of non-renewal at least [***] days prior to the termination of the then current Term (each, a “Renewal Term”). The Initial Term and all Renewal Terms are, collectively, the “Term”.
Section VI.02Termination by Beluga.
(a)Beluga shall have the right to terminate this Agreement with [***] ([***]) days’ written notice to Customer for any or no reason; provided, however, that Beluga shall not be entitled to provide a notice of termination without cause within [***] ([***]) days of the Effective Date.
(b)Beluga shall have the right to terminate this Agreement: (i) immediately upon written notice if Customer is subject to insolvency, liquidation, bankruptcy, or similar proceedings, provided that such petition or proceeding is not dismissed within [***] ([***]) days; (ii) immediately upon written notice if Customer is adjudicated bankrupt; (iii) if Customer materially breaches this Agreement and such breach is not cured within [***] ([***]) days after written notice to Customer; or (iv) immediately within [***] ([***]) days of the Effective Date, if Beluga identifies any information or findings regarding Customer (or any of its principals, affiliates, or key personnel) and/or Beluga’s relationship with Customer that, in Beluga’s reasonable discretion, may pose a material legal or regulatory risk to Beluga.
Section VI.03Termination by Customer.
(a)Customer shall have the right to terminate this Agreement with [***] ([***]) days’ notice for any or no reason; provided, however, that Customer shall not be entitled to terminate this Agreement without cause within [***] ([***]) days of the Effective Date.
(b)Customer shall have the right to terminate this Agreement immediately if: (a) Beluga fails to perform or observe any of its obligations hereunder or otherwise breaches any representation or warranty hereunder and failure or breach is not cured (if curable) within [***] ([***]) days after written notice to Beluga.
Section VI.04Remedies Upon Termination. Termination of this Agreement by either Party shall not limit or affect any rights and remedies of law or equity or otherwise a Party may have which accrued from events occurring prior to such termination date, including, in the case of Beluga, rights to any undisputed Fees accrued for Services performed prior to the termination date, which shall be paid upon the regularly scheduled process outlined in this Agreement.
Section VI.05Change in Law. In the event that any governmental or nongovernmental agency, any court, or any administrative tribunal passes, issues, or promulgates any new, or any change to existing, law, rule, regulation, standard, interpretation, order, decision, or judgment that requires amendment or other change to this Agreement or the Parties' performance (individually or collectively, a "Legal Event"), the Parties agree to take such action as is necessary for compliance with the Legal Event. If the Legal Event requires an amendment or change to the Agreement and the Parties are unable to execute a revised Agreement within [***] ([***]) days after such Legal Event becomes enforceable, either Party may elect to terminate this Agreement upon [***]([***]) days' written notice to the other Party.
Section VI.06Obligations Upon Termination/Expiration. Upon termination or expiration of this Agreement, each Party shall immediately destroy or return to the other all Confidential Information (and Customer’s case, the Clinical Materials) that it has received from the other Party in connection with the performance of its obligations hereunder and not use them for any purpose, except to the extent such Confidential Information is needed to fulfill its continuing obligations under this Agreement. In such an event, such Confidential Information shall be returned immediately upon the Party’s fulfillment of its obligations under the Agreement. The Parties will cooperate in providing reasonable written notice of termination of Services to affected Individuals.
Article VII.INDEMNIFICATION
Section VII.01Indemnification. To the fullest extent permitted by applicable law, and subject to the terms and conditions set forth in Section VII.04, each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold each other Party, its affiliates, and its and their respective employees, trustees, members, directors, subcontractors, investors, officers, and agents (together, the “Indemnified Party”) harmless from and against any and all suits, claims, liabilities, losses, damages, judgments, settlements, penalties, fines, awards, reasonable costs, and reasonable expenses of whatever kind and in whatever form, including reasonable attorneys’ fees, related to or arising out of any third-party claim or liability (each an “Indemnified Claim”) relating to:
(a)any breach or non-fulfillment by Indemnifying Party or its officers, employees, contractors, agents, or, in the case of Beluga as the Indemnifying Party, Physicians (collectively “Representatives”) of any term or obligation of the Agreement, including breach of any representation, warranty, or covenant set forth in Article I, Article II, Article III, Article IV, and Article VIII of this Agreement;
(b)a breach by Indemnifying Party or its Representatives of any obligations related to confidentiality and security of Confidential Information under this Agreement, including, but not limited to Individual’s privacy rights related to the collection and disclosure of Patient Information;
(c)failure by Indemnifying Party or its Representatives to comply with applicable laws, rules, and regulations in the performance of its obligations, or in the case of Beluga, the failure of the Services to comply with applicable laws, rules, and regulations, under this Agreement, including, but not limited to misleading or false advertising, misleading product packaging or labeling, and infringement or misappropriations of Intellectual Property Rights of a third party;
(d)any negligence or wrongful acts or omissions, including willful misconduct, by Indemnifying Party or its Representatives in connection with performing their obligations under this Agreement; or
(e)any illness, bodily injury, or death of any person, or any property damage to real or tangible personal property caused by the gross negligence or any wrongful or reckless act or omission of Indemnifying Party or its Representatives.
Section VII.02Beluga Additional Indemnification of Customer.
(a)Without limiting Section 7.01, Beluga shall indemnify, defend, and hold Customer, its affiliates and its and their respective trustees, members, officers, directors, employees, contractors, investors, and agents harmless from and against Losses in connection with any and all Indemnified Claims arising out of or relating to (1) Beluga’s, a Physician’s, or a Representatives noncompliance with any requirements related to the corporate practice of medicine; (2) any claim or allegation relating to Beluga’s or a Physician’s treatment of Individuals, including medical malpractice claims; (3) Beluga’s or a Physician’s fraud, misrepresentation, or any breach or contravention of any law; (4) Beluga’s or a Physician’s act or omission that causes Customer to be in violation of a law; (5) any unauthorized use or disclosure of Patient Information, including without limitation a Security Incident (as defined in the Data Sharing Addendum); (6) breach of the Data Sharing Addendum; or (7) any breach of Individuals’ rights to privacy related to the collection and disclosure of Patient Information by Beluga or a Physician, or laws applicable to Patient Information. Customer shall also indemnify Beluga for any and all reasonable costs and penalties related to any government investigation or any regulatory or other government enforcement action related to Customer’s interactions with its customers.
Section VII.03No Limitation on Remedies. Notwithstanding the foregoing or any contrary provision in this Agreement, nothing in this Agreement shall limit any rights the Indemnified Party may have to additional remedies under applicable law for any acts or omissions of Indemnifying Party or its Representatives.
Section VII.04Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the Indemnified Party:
(a)promptly delivering written notice of the claim to the Indemnifying Party (provided, however, that a delay in notification shall excuse indemnification only to the extent such delay impairs the defense of such Indemnified Claim);
(b)allowing the Indemnifying Party the right to undertake and control the defense, appeal, or settlement of any Indemnified Claim (provided that the Indemnifying Party will not settle any claim unless it unconditionally releases the Indemnified

Party of all liability and does not admit fault or wrongdoing by the Indemnified Party, unless the Indemnified Party otherwise consents in writing in its sole discretion); and
(c)cooperating with any reasonable requests from Indemnifying Party in the defense of any such claim or liability and any related settlement negotiations.
Article VIII.WARRANTIES; DISCLAIMERS; LIMITATION OF LIABILITY.
Section VIII.01Mutual Warranties.
(a)Each Party represents and warrants to the other Party that it will comply with all applicable state and Federal laws and regulations, including, without limitation, Data Protection Laws (as defined in Exhibit B).
(b)Each Party represents and warrants to the other Party that: (i) it has the power and authority to enter into and perform this Agreement; (ii) the execution, delivery and performance of this Agreement will not violate any applicable contract, law, rule or regulation to which such Party is bound; and (iii) it is, and at all times during the performance of this Agreement, will remain in compliance with all applicable laws, rules and regulations, including, but not limited to in the case of Beluga, all state and federal laws regulating the provision of telemedicine services, the licensing of health care providers, and the handling and issuance of prescriptions.
(c)Each Party represents and warrants to the other Party that neither such Party, nor any of its employees, officers or agents: (i) are “sanctioned persons” under any federal or state program or law; (ii) has been listed in the current Cumulative Sanction List of the Office of Inspector General for the United States Department of Health and Human Services for currently sanctioned or excluded individuals or entities; (iii) has been listed on the General Services Administration’s List of Parties Excluded from Federal Programs; (iv) has been listed on the United States Department of Treasury, Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List; or (v) has been convicted of a criminal offense related to health care.
Section VIII.02Beluga Representations and Warranties. Beluga represents and warrants that Beluga shall:
(i)maintain an independent contractor or employer-employee relationship with Physicians, which will be documented in a written and mutually executed contract between each Physician and Beluga that contains at least the same confidentiality obligations described herein
(ii)perform, and ensure its Physicians perform, Beluga’s obligations under this Agreement with the appropriate knowledge, skill, supervision, equipment, material, and any such other items, as necessary to properly perform the

Services in a diligent, work person-like and timely manner in accordance with industry standards or such higher standards that are expressly set forth in this Agreement, including any Exhibit;
(iii)not direct or control (directly or indirectly) any of the Physicians’ delivery of Services in a way that unduly threatens the ability of a Physician to exercise independent professional medical judgement;
(iv)maintain and provide Physicians with access to information, education, policies, procedures and protocols related to the delivery of Services as reasonably necessary to enable Physicians to deliver Services in accordance with the Physicians’ professional obligations and professional practice standards;
(v)ensure that Physicians complete any reasonably necessary documentation to enable Customer to bill or collect from Individuals any fees owed in connection with the delivery of Services;
(vi)ensure that Physicians maintain and complete accurate documentation of the provision of Services to Individuals including, without limitation, case histories, laboratory results, patient files, or personal files concerning users consulted, interviewed, treated or cared for by a Physician pursuant to this Agreement (collectively, “Medical Records”) and in compliance with applicable laws, regulations and standards, including Data Protection Laws. Beluga will provide to Customer or governmental agencies reasonable access to such books and records related to the Services provided under this Agreement to the extent required by law.
(vii)upon Customer’s request, take appropriate action with respect to a Physician as agreed to by Customer, including preventing the Physician from performing Services for Individuals;
(viii)promptly notify Customer of the existence and nature of any complaints against any Physicians and any professional liability policy claim filed by an Individual that involves a Physician, and share with Customer any appropriate information in Beluga’s possession related to such complaint or claim, to the extent permitted by law;
(ix)properly safeguard, and maintain adequate oversight of and responsibility for, its equipment, processes, systems, business operations, products, services, and intellectual property, and operate all customer service, technology support, and fulfillment services related to the Services in accordance with this Agreement;
(x)ensure its corporate organizational structure and related business arrangements, including, but not limited to, any management services agreements or similar arrangements for the provision of back-office, administrative, and other non-clinical supports to Beluga, comply in all material respects with applicable laws, including state laws relating to the corporate practice of medicine and fee-splitting;
(xi)maintain relationships with pharmacies that are licensed and in good standing to provide e-pharmacy services in each of the 50 U.S. states and the District of Columbia; and
(xii)ensure that its financial and other arrangements with the pharmacies that will support the provision of Services under this Agreement comply in all material respects with applicable laws. Beluga will exercise commercially reasonable efforts to ensure that such e-pharmacy services are rendered in compliance with applicable federal and state laws governing the prescription, dispensing, and shipment of pharmaceutical products, including, but not limited to, the federal Controlled Substances Act and counterpart state laws. Customer may request Beluga maintain a relationship with a third-party pharmacy to provide e-pharmacy services and such requests will be reviewed by Beluga’s Medical Director or designee and implemented by mutual agreement of the Parties.
Section VIII.03NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BELUGA SHALL NOT BE LIABLE FOR ANY LOSSES, NOR FOR ANY BREACH OR DEFAULT UNDER THIS AGREEMENT, ARISING DIRECTLY OUT OF THE FOLLOWING: (i) the improper or unlawful collection, use, or disclosure of Individuals’ Personal Information by Customer (excluding the collection of Personal Information in connection with Clinical Material); and (ii) any direct communications between Customer and Individuals regarding the Services (excluding communications related to Clinical Material); and (iii) Individuals’ failure to pay for Services.
Section VIII.04Customer Disclaimer. Customer is not a licensed medical provider. Accordingly, Customer will act solely as the provider of the Customer Platform and not the Beluga Platform the Physicians use to provide the Services. Individuals seeking Services through the Customer Platform may be directed to Beluga, and Beluga or its agents will establish a direct provider/patient relationship with Individuals for the purpose of providing Services. Beluga will be responsible for exercising its professional judgment with respect to providing Services. Beluga responsibilities will include the right and obligation to determine what documentation is necessary and required by law for a medical provider to make a decision about the treatment of Individuals. Customer will not establish or attempt to establish a provider/patient relationship with Individuals, and it will not participate or attempt to participate in any healthcare decisions regarding the Individuals. Beluga shall not contact or solicit Individuals other than for purposes of (i) providing Services pursuant to the terms of this Agreement or (ii) as otherwise required by law. Beluga shall maintain Individuals’ Medical Records in accordance with applicable federal and state laws in its own systems. Customer shall not be liable or responsible to Beluga or a third party for any Losses arising out of, related to, or in connection with any of the foregoing.

Section VIII.05Limitation of Liability. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY, ITS AFFILIATES, THIRD PARTY SERVICE PROVIDERS, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS OR ASSIGNS, BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES, THIRD PARTY SERVICE PROVIDERS, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS OR ASSIGNS FOR ANY LOST PROFITS, INTERRUPTION OF BUSINESS, OR OTHER SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, A PARTY’S TOTAL AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE GREATER OF (I) FEES PAID BY CUSTOMER TO BELUGA DURING THE [***]-[***] PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH CLAIM; OR (II) [***] DOLLARS ($[***]). THE FOREGOING LIMITATIONS OF LIABILITY IN THIS SECTION VIII.05 SHALL NOT APPLY TO BELUGA’S INDEMNIFICATION OBLIGATIONS OR BELUGA’S LIABILITY FOR (I) BELUGA’S NONCOMPLIANCE WITH CONFIDENTIALITY, INTELLECTUAL PROPERTY, PRIVACY, OR SECURITY OBLIGATIONS; (II) BELUGA’S OR A PHYSICIAN’S VIOLATION OF APPLICABLE LAW; (III) BELUGA’S OR A PHYSICIAN’S FRAUD, NEGLIGENCE, OR WILLFUL MISCONDUCT; (IV) BELUGA’S BREACH OF THE DATA SHARING ADDENDUM; OR (V) LOSSES RELATED TO A “SECURITY INCIDENT” AS SUCH TERM IS DEFINED IN THE DATA SHARING ADDENDUM. TO THE EXTENT CERTAIN JURISDICTIONS LIMIT THE EXCLUSION OF DAMAGES OR LIMITATION OF LIABILITY HEREUNDER OR OTHERWISE RENDER ANY PART OF THE EXCLUSIONS OF DAMAGES OR LIMITATIONS OF LIABILITY UNENFORCEABLE, THE ABOVE EXCLUSIONS AND LIMITATIONS SHALL BE MODIFIED TO THE MAXIMUM EXTENT PERMITTED BY LAW, EVEN IF ANY REMEDY FAILS ITS ESSENTIAL PURPOSE. THE PARTIES AGREE THAT THE ABOVE LIMITATIONS HAVE BEEN DULY NEGOTIATED, REFLECT A FAIR DISTRIBUTION OF RISK, ARE AN ESSENTIAL BASIS FOR THIS AGREEMENT, AND WILL SURVIVE IN FULL FORCE AND EFFECT REGARDLESS OF ANY FAILURE OF CONSIDERATION.
Article IX.MISCELLANEOUS PROVISIONS.
Section IX.01Notices. All notices, consents, calls, approvals, reports, designations, requests, waivers, elections and other communications (collectively, “Notices”) authorized or required to be given pursuant to this Agreement shall be delivered electronically. Each Party irrevocably waives personal service of any Notices and agrees that any Notice required or permitted to be given under this Agreement shall be delivered to the recipient’s designated email address, provided herein, and any such notice shall be considered effective upon delivery. Either

Party may change its email address for the receipt of Notices at any time by giving Notice thereof to the other Party.

If to Beluga:	If to Customer:

Beluga Health, PA	Enhanced US LLC
[***]	[***]
Section IX.02Entire Agreement. This Agreement including its exhibits and any amendments supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the Parties with respect to the matters covered hereby. Should the terms of the body of this Agreement conflict with the terms of any attachment or exhibit to this Agreement, the terms of the exhibit or attachment will control. Any future exhibits or attachments shall be deemed incorporated into to this Agreement when signed by both Parties.
Section IX.03Relationship of the Parties. Beluga is an independent contractor of Customer under this Agreement, and nothing in this Agreement shall be deemed to create a partnership, joint venture, employment, or similar relationship. Physicians providing Services under this Agreement are independent contractors unless explicitly employed by Beluga as employees, and nothing in this Agreement shall be construed to create an employer/employee relationship between any Physician and either Beluga or Customer. Beluga will not withhold from any compensation paid to Customer any amounts for federal or state income taxes or social security (FICA) for Customer, nor will a Party pay any social security or unemployment tax with respect to the other Party. Such taxes are the responsibility of the Party that accrues them. Except as expressly allowed in this Agreement, neither Party will have the right or authority to assume or create any obligation or commitment, expressed or implied, on behalf of the other Party, nor represent itself as having any such right or authority.
Section IX.04Assignment. This Agreement shall be binding upon and inure to the benefit only of the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement or any of the Party’s rights, duties, or obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, Customer expressly consents to Beluga subcontracting with its affiliated professional corporations listed below when necessary to provide Services. Notwithstanding the foregoing, Beluga expressly consents to Customer transferring the rights and obligations under this Agreement to any affiliate of Customer, and undertakes, upon Customer’s request, to enter into such documentation as may be reasonably necessary to give effect to such assignment or transfer. Beluga’s affiliated professional corporations currently are: Beluga Health, P.C. (CA); Beluga Health, P.C. (MI); Beluga Health, P.C. (NJ); Beluga Health, P.C. (WY); Beluga Health PA (FL); Beluga Health Corp (HI); Beluga Health Co PA (OH).
Section IX.05Amendment; Waiver. Except as otherwise specified in this Agreement, this Agreement may be amended or supplemented only by a writing that refers explicitly to this Agreement and that is signed on behalf of both Parties. No oral statements, course of dealing or course of performance shall constitute or be deemed to constitute an amendment, modification, supplement or waiver of any provision of this Agreement. Any purported amendment that does not comply with the requirements of this Section shall be void and of no force or effect. No waiver will be implied from conduct or failure to enforce rights. No waiver will be effective unless in a writing signed on behalf of the party against whom the waiver is asserted.
Section IX.06Disputes. In case of disputes in connection with the negotiation, execution, interpretation, performance or non-performance of this Agreement that are unable to be resolved through collaboration within [***] ([***]) days of written notice, the Parties agree to initiate non-binding mediation by providing written notice to the other Party, which shall be conducted remotely by a single mediator selected by the Parties within [***] ([***]) days of such notice. The mediator shall conduct the proceedings pursuant to the rules of the American Arbitration Association, as now or hereafter amended. In the event that any such mediation does not produce a resolution within [***] ([***]) days of initiation, the dispute shall be determined by binding and final arbitration in Wilmington, Delaware, by [***] ([***]) arbitrators selected by the Parties (or by the American Arbitration Association if the Parties cannot agree) in accordance with the law of Delaware and the rules of the American Arbitration Association. If the Parties fail to agree on the mediator within [***] ([***]) days of the date one of them invokes this mediation provision, either Party may apply to the American Arbitration Association to make the appointment.
THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO WAIVE ANY RIGHT TO TRIAL BY JURY OR PARTICIPATE IN A CLASS ACTION OR REPRESENTATIVE PROCEEDING.
Section IX.07Survival. The following provisions will survive any termination or expiration of this Agreement: Sections III (Restrictive Covenants), IV (Intellectual Property Rights), VI.04 Remedies Upon Termination; VI.06 (Obligations Upon Termination/Expiration); VII (Indemnification), VIII (Warranties; Disclaimers; Limitation of Liability), IX (Miscellaneous), the Data Sharing Addendum - Exhibit B, and any other provision of this Agreement that must survive to fulfill its essential purpose.
Section IX.08Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its conflicts of laws rules.
Section IX.09Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, that provision will be enforced to the maximum extent permissible and deemed modified to the minimum extent necessary to make it legal, valid, and enforceable, and the remaining provisions shall remain in full force and effect.
Section IX.10Force Majeure. Neither Party shall be liable for any default or delay in the performance of any of its obligations under this Agreement if such default or delay is caused directly by fire, flood, earthquake, the elements, or other such occurrences; labor disputes, strikes or lockouts; wars (declared or undeclared), rebellions or revolutions in any country; riots or civil disorder; interruptions of communications facilities or delays in transit or communication; embargoes of any government, tribunal or governmental agency; or any other cause, whether similar or dissimilar to those enumerated herein, beyond that Party’s reasonable control (each, a “Force Majeure Event”). The Party experiencing a default or delay caused by any of the above circumstances shall notify the other Party of any such contingency within a reasonable period of time. To be a Force Majeure Event, failure to perform (a) must occur without the Party’s fault or negligence, (b) may not be caused directly or indirectly by the Party’s own conduct or that of its employees or contractors, and (c) could not have been prevented or avoided through the exercise of reasonable diligence or payment of a sum of money. Beluga’s liability for its breach or delay may only be excused by the occurrence of a Force Majeure Event to the extent that Beluga is attempting to mitigate the damages in cost, time, and other losses caused to the Customer by the Force Majeure Event.
IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, each by a duly authorized representative, have executed this Agreement as of the Effective Date.

Beluga:	Customer:

BELUGA HEALTH, P.A.	ENHANCED US LLC

By:	By:
Zack Hughes, Chief Operating Officer	Name: Maximilian Martin
3225 McLeod Drive #100	Title: Chief Executive Officer
Las Vegas, NV 89121	Address: 169 Madison Avenue, Suite 15101
New York, NY 10016

Exhibit A
This Exhibit A (this “Exhibit”) is subject to the Professional Services Agreement (the “Agreement”) between Beluga Health, P.A., a Florida professional corporation, with a business address of 1321 Upland Dr., Suite 18399, Houston, TX, 77043 (“Beluga”), and Enhanced US LLC, a New York state registered limited liability company with a business address of 169 Madison Avenue, Suite 15101, New York, New York 10016 (“Customer”). All terms under the Agreement are hereby incorporated by reference within this Exhibit. If any provision of this Exhibit conflicts with a provision of the Agreement, the provision in this Exhibit prevails, but only to the extent the conflict relates to the rights and obligations of the Parties under this Exhibit. Capitalized terms used and not defined in this Exhibit have the meanings set forth in the Agreement.
SERVICES
1.Beluga will provide Individuals with on-line access to Physicians for healthcare consultations with Individuals.
2.Beluga will maintain the Beluga Platform, a telemedicine software platform to facilitate telemedicine appointments in compliance with HIPAA.
3.Beluga will develop, implement, and maintain an interface or integration that allows the Beluga Platform to connect to the Customer Platform to enable seamless Individual access to the Services and data transfers between platforms.
4.Beluga will contract with licensed Physicians who are able to legally evaluate Individuals and write prescriptions in the state(s) where such Individuals are located. Such licensed Physicians will evaluate Individuals asynchronously and/or synchronously at their discretion and/or to meet state level requirements via the Beluga Platform and determine if treatment via telemedicine is appropriate or if the Individual should seek in-person care.
5.Physicians will engage in appropriate patient consultations, patient education, orders for laboratory services, orders for pharmaceutical products, medication management, care coordination, documentation of patient care (including maintenance of Medical Records), prescription drug fulfillment, and any other clinical services required by applicable law and reasonably identified by Customer.
6.If a prescription is appropriate for an Individual, Beluga will coordinate orders and prescription fulfillment and address any packaging or shipping specifications identified by Customer.
CUSTOMER OBLIGATIONS
1.Customer will collect Individual payments on behalf of Beluga.
2.Customer will implement the Customer Platform with the intent to enable Individuals to connect with Physicians via the Beluga Platform if those Individuals elect to do so.
3.Customer will collect and send to Beluga certain Patient Information.
4.Customer, itself or through its agents and subcontractors, will maintain the Customer Platform and conduct all marketing and merchandising efforts it desires to perform. Beluga has no responsibility and is prohibited from marketing and merchandising efforts related to the Services provided to Customer.

5.Customer may, from time to time, designate pharmacies within Beluga’s preferred pharmacy network which Physicians will coordinate orders and prescription fulfillment.
6.Customer may require Beluga to address packaging and shipping specifications in connection with prescription fulfillment.
FEES
Customer shall pay Beluga the following fees:
●Per consultation fee: Individual will pay Customer directly for their visit with Beluga in the amount shown in the below Fee Schedule grid. Beluga will provide to Customer, on a [***] basis, a written report of total visits. Customer will remit payment to Beluga for all completed visits. Number of completed visits is counted at the end of [***]. We utilize marginal pricing tiers in our pricing structure to determine fees based on varying levels of service usage (visits).
●Technical Integration: Customer shall pay Beluga a one-time fee of $[***] for technical integrations. This fee will be credited toward future visits with Beluga.
●Pharmacy and lab services facilitation fee. Beluga may facilitate pharmacy and lab services in accordance with the price sheet provided herein as an Exhibit or as otherwise provided by Beluga. Price sheets may also be provided via email to Customer’s Director of Consumer Products, and that will be considered sufficient notification of the prices of the relevant medicines or lab tests. Such pricing sheets may be provided at any time, including after the execution of this Agreement. Customer shall promptly pay all amounts due for the pharmacy and/or lab services as invoiced by Beluga, including, but not limited to, the full drug cost, lab cost, facilitation fee, shipping fee, dispense fee, and any other associated items or costs related to the fulfillment of such orders. Beluga’s facilitation fee is $[***] per fulfilled order facilitated. As per the disclaimer in the Exhibits and on the price sheets, the listed prices therein are from our preferred pharmaceutical or lab supplier at the time this Agreement was executed or the time the price sheet was provided. On occasion, fulfillment issues and availability may require Beluga to source from an alternative pharmacy or lab. Prices are subject to change. Beluga will always charge Customer for an amount equal to its own cost and expense from the pharmacy or lab (inclusive of all relevant fees, shipping, etc) for a fulfilled order facilitated, plus our fulfillment fee of $[***] per fulfilled order processed.
Billing information:
Company/entity name for billing purposes: Enhanced US LLC
Contact name(s) and email(s) for billing: [***]([***])
Billing address: 169 Madison Avenue, Suite 15101, New York, NY 10016

Fee Schedule:

# of visits per month	Rate per Asynchronous visit	Rate per Synchronous visit	Facilitation Fee: Lab Costs Per Unit	Facilitation Fee: Med Costs Per Unit	LMN or amended LMN or form

[***]-[***]	$[***]	$[***]	$[***]	$[***]	$[***]

[***]-[***]	$[***]	$[***]	$[***]	$[***]	$[***]

[***]+	$[***]	$[***]	$[***]	$[***]	$[***]

AutoRx Automated Weight Loss Program
$[***] per patient per 6-month AutoRx automated prescription management cycle
The AutoRx Automated Weight Loss Program includes:
•Initial physician consultation and authorization
•Automated prescription management and pharmacy transmission
•Monthly automated titration based on patient check-ins
•Patient check-in questionnaires and progress monitoring
•Dosage adjustments based on efficacy and tolerability

Testosterone or Hormone Replacement Therapy

TRT/HRT Pricing # of units per month	Rate per Asynchronous visit	Rate per Synchronous visit	Facilitation Fees: Lab or medicine Costs Per Unit
[***]-[***]	$[***]	$[***]	$[***]
[***]-[***]	$[***]	$[***]
[***]+	$[***]	$[***]
TRT DISCLAIMER: Availability of the Beluga TRT program is dependent on state regulations and other factors. The Beluga TRT Program is not available in all states and availability may vary even within jurisdictions over time. Beluga will provide the most up-to-date information on TRT availability to Customer at the operational level and will make its best commercial efforts to support the offering in as many jurisdictions as possible.
Advance Payment / Deposit.
To secure the commencement of Services and to cover costs incurred by Beluga on behalf of the Customer (to labs and pharmacies), Customer shall pay Beluga an advance deposit of [***] dollars ($[***]) upon completion of integration. Beluga shall issue an invoice for such advance promptly upon completion of integration, which invoice shall include reasonable payment instructions. This advance shall be non-refundable, unless the Agreement is terminated, and after deducting any third-party payments or other payment obligations to Beluga. Beluga shall be under no obligation to begin or continue Services, including engaging third Parties, until such advance payment is received in full. If the advance payment is not received within [***] ([***]) business days of following Customer’s receipt of the applicable invoice, Beluga may, at its sole discretion, suspend or terminate the Agreement without liability.

Exhibit B
Data Sharing Addendum
This Data Sharing Addendum (“Addendum”) supplements and forms an integral part of the Professional Services Agreement (the “Agreement”) between Beluga Health, P.A., a Florida professional corporation, with a business address of 1321 Upland Dr., Suite 18399, Houston, TX, 77043 (“Beluga”), and Enhanced US LLC, a New York state registered limited liability company with a business address of 169 Madison Avenue, Suite 15101, New York, New York 10016 (“Customer”). All terms under the Agreement are hereby incorporated by reference within this Addendum. If any provision of this Addendum conflicts with a provision of the Agreement, the provision in this Addendum prevails. Capitalized terms used and not defined in this Addendum have the meanings set forth in the Agreement. The Parties hereby agree that the terms and conditions set out below shall be added as an Addendum to the Agreement.
Article I.DEFINITIONS
For purposes of this Addendum, the following terms will have the meanings set forth below.
Section I.01“Controller” means the person or entity who or that determines the purposes and means of the Processing of Personal Information.
Section I.02“Controller Personal Information” means any Personal Information Processed by a particular Controller in connection with the Services.
Section I.03“Data Protection Laws” means any and all laws, rules and regulations related to privacy, security, data protection, and/or the Processing of Personal Information, in any relevant jurisdiction, each as amended, replaced or superseded from time to time.
Section I.04“Data Subject” means the Individual about whom Personal Information relates.
Section I.05“Malicious Code” means any technique, software, computer instruction, code or device or method, that is designed or intended to damage, delete, corrupt, impair, gain unauthorized access to or take over the operation of, or prevent or hinder access to any computer or other hardware, network, software, any storage medium or device, data, or database or which does any of the same (whether by, in whole or in part, installing itself, enabling remote unauthorized access, or altering, erasing, duplicating, rearranging within or bombarding the computer or other hardware, network, software, any storage medium or device, data, or database or otherwise), including computer viruses, worms, Trojan horses, logic bombs, trapdoors, backdoors, sniffers, ransomware and all other so-called “malware” and any other similar things of like intent, use or purpose.
Section I.06“Personal Information” means (i) information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular person or household; and (ii) any information defined as “personal data”, “personal information,” or other similar terms under applicable Data Protection Laws.
Section I.07“Security Incident” means (i) the actual or suspected accidental, unauthorized, or unlawful destruction, loss, alteration, disclosure of, or access to, Controller Personal Information; and (b) any other broader circumstance defined by applicable Data Protection Laws as a “breach,” “data breach,” “personal data breach” or other similar term.
Section I.08“Processing” means any operation or set of operations that is performed upon Personal Information, whether or not by automatic means, such as access, collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, return or destruction. The terms “Process”, “Processes” and “Processed” will be construed accordingly.
Article II.RELATIONSHIP OF THE PARTIES
Section II.01The Parties acknowledge and agree that each Party: (i) is a separate and independent controller of the Controller Personal Information that it collects or Processes pursuant to the Agreement; (ii) will individually determine the purposes and means of its Processing of Controller Personal Information; and (iii) will be individually and separately responsible for complying with the obligations that apply to it as a Controller under applicable Data Privacy Laws in relation to the Controller Personal Information, and will be solely liable for such compliance. The Parties further acknowledge that the exchange of Controller Personal Information does not form a part of the consideration provided by either Party to fulfill its obligations under the Agreement.
Section II.02For purposes of the California Consumer Privacy Act of 2018 each Party is considered to be a “third party.” Neither Party is Processing Personal Information on behalf of the other Party in connection with the Agreement. Even though Beluga is not Processing Personal Information on behalf of Customer, Customer has an interest in protecting the Personal Information of its customers that it provides to Beluga so Beluga can perform the Services for such customers. Therefore, Beluga agrees to protect the Personal Information it receives from Customer in accordance with this Addendum.
Article III.SECURITY
Section III.01Beluga will implement reasonable and appropriate technical, physical, and organizational measures to protect its Controller Personal Information that are no less rigorous than accepted industry standards for information security and will ensure that all such safeguards comply with applicable Data Protection Laws. In assessing the appropriate level of security, Beluga will take into account the risks that are presented by Processing, in particular from accidental, unauthorized, or unlawful destruction, loss, alteration, damage, disclosure of, or access to Controller Personal Information. Such safeguards and security measures shall include, without limitation, security procedures that meet or exceed the industry standards and applicable law including, without limitation, the implementation of industry-standard virus protection systems, vulnerability scans, and intrusion detection systems, to safeguard the confidentiality, integrity, and availability of Controller Personal Information.
Section III.02Beluga must implement and maintain reasonable and appropriate administrative, technical, and physical safeguards with respect to all business processes and physical premises and all computing equipment, systems, applications, and software used by or for Beluga to access, receive, generate, handle, store, transmit, or otherwise process any Controller Personal Information (such equipment, systems, applications, and software, “Beluga Systems”), to protect against Security Incidents. Such safeguards shall, at minimum, be implemented in accordance with a certification of compliance with the ISO/IEC 27001 information security management standard and the SSAE 18 standard subject to SOC 2 Type II audits. At least annually, Beluga must, at its expense, engage a qualified, independent third-party security professional to audit the security of the Beluga Systems and the business processes used by or for Beluga to access, store, process, or transmit any Controller Personal Information in accordance with ISO/IEC 27001 and SSAE 18. Furthermore, Beluga will perform quarterly vulnerability assessments and annual penetration testing on all networked/connected components of Beluga Systems and ensure that vulnerability scanning tools and processes are in place as necessary to identify and remediate vulnerabilities to any of the computing environments within the Beluga Systems. Any medium- or high-risk issues and critical gaps must be remediated by Beluga as soon as reasonably possible upon Beluga’s receipt of the results of such assessments and testing.
Section III.03Beluga will implement and maintain commercially reasonable and adequate technical and physical access controls that implement the security principles of “segregation of duties” and “least privilege,” to prevent unauthorized persons from processing its Controller Personal Information, and ensure that its Controller Personal Information is accessible to and used, disclosed, and otherwise processed only by individuals who reasonably need such access to undertake such use, disclosure, or processing in order for Beluga to provide the Services. Such controls shall include (a) mechanisms, including periodic review of access rights, that revoke access when an individual’s employment is terminated or the individual transitions to a role that does not require access to its Controller Personal Information, and (b) appropriate restrictions on physical access to premises, facilities, equipment, and records containing its Controller Personal Information, including intrusion detection systems, monitoring of entry and exit points, requirements for visitors to sign in and be accompanied by Beluga personnel, the use of identification cards by Beluga personnel and subcontractors, and storage of records and data in locked facilities, storage areas, or containers, as appropriate.
Section III.04Beluga will appropriately and effectively encrypt Controller Personal Information that is (a) transmitted over the Internet, other public networks, or wireless networks; (b) transferred to or stored on laptops, tablets, or any other removable or portable media or devices; and/or (c) at rest in Beluga Systems and cloud-based or other third-party data hosting system.
Section III.05Beluga will regularly screen for and remove Malicious Code from Beluga Systems. The Beluga Systems are and will remain free from Malicious Code, and Beluga shall promptly provide to Customer written notice in reasonable detail upon becoming aware of the existence of any Malicious Code in the Beluga Systems or any of the features or functions that pose a risk to Customer, any user, or Controller Personal Information, and Beluga shall cooperate as necessary to contain and remediate the cause of such risk.
Section III.06Beluga will apply available security updates and patches to Beluga Systems and replace end-of-life systems promptly and on an ongoing basis. Beluga will implement and maintain operating system and software upgrades, security updates, and patches, and perimeter security controls sufficient to maintain the security and integrity of all Controller Personal Information, including multi-factor authentication in a method approved by Customer.
Section III.07Beluga will implement, maintain, and manage current, dedicated, and commercially reasonable firewalls and VPN solutions (if necessary) to prevent unauthorized access to the Beluga Systems and Controller Personal Information. Such management activities include: closing open firewall ports, monitoring firewalls & VPN devices for errors and alerts, managing VPN connectivity, implementing patches & updates, performing systems administration of firewall & VPN environments, problem determination, troubleshooting & resolution of critical errors and events, and replacement of end-of-life devices.
Section III.08Beluga will monitor and administer, at minimum, hourly incremental and full daily disk backup. Beluga will also monitor and administer, at minimum, weekly full backups with offsite storage (i.e., other than the primary data center) disconnected from Beluga’s network and environment with at least a [***]-day retention period. Beluga will regularly restore data backups to test and ensure the success of the backup processes.
Section III.09Beluga will maintain policies, procedures, and arrangements to minimize disruptions to the Services and Beluga Systems caused by disasters or other events that disrupt the operations and resources required to provide the Services (the “BCDR Plan”). Beluga will test and review the BCDR Plan at least annually. Beluga will remediate issues identified during testing and, if needed, update the BCDR Plan. Beluga will not degrade the BCDR Plan and ensure that it remains current with industry standards. Beluga will provide to Customer upon request a summary of (a) the then-current BCDR Plan, and (b) the results of the most recent BCDR Plan tests.
Section III.10Beluga will implement and maintain commercially reasonable and adequate industry-standard best practices and any measures required by applicable law(s) for secure disposal of any Controller Personal Information and any paper documents, electronic equipment, or other electronic media that contain Controller Personal Information, including secure removal or overwriting of data before equipment or electronic media is reused.
Section III.11In the event that Beluga discovers or learns of a Security Incident involving its Controller Personal Information, Beluga will (i) notify Customer immediately but no later than [***] ([***]) hours after Beluga becomes aware of such Security Incident; and (ii) report or inform Data Subjects or relevant regulatory authorities of the Security Incident in accordance with Data Protections Laws. The Parties agree that Beluga is a Controller with respect to its Controller Personal Information and is responsible as a Controller for Security Incidents it experiences, including all notice obligations.
Article IV.COMPLIANCE COOPERATION; DATA SUBJECT RIGHTS
Section IV.01Beluga shall reasonably cooperate and assist Customer in relation to any regulatory inquiry, complaint or investigation concerning Beluga’s Controller Personal Information.
Section IV.02Each Party will process requests from Data Subjects to exercise their rights with respect to its Controller Personal Information.
Article V.TERMINATION
Section V.01Beluga’s failure to comply with any of the provisions of this Addendum will be considered a material breach of the Agreement. In such event, Customer may terminate the Agreement effective immediately upon written notice to the Beluga without penalty or further liability or obligation to Customer. Notwithstanding anything to the contrary, upon expiration or termination of the Agreement for any reason, Beluga’s obligations under this Addendum in relation to the Processing of Controller Personal Information will continue for as long as Beluga has access to Controller Personal Information.
Article VI.GENERAL TERMS
Section VI.01Should any provision of this Addendum be invalid or unenforceable, then the remainder of this Addendum will remain valid and in force. The invalid or unenforceable provision will be either: (a) amended as necessary to ensure its validity and enforceability, while preserving the intent of the provision as closely as possible or, if this is not possible, (b) construed in a manner as if the invalid or unenforceable part had never been contained therein. This Addendum and the other portions of the Agreement will be read together and construed, to the extent possible, to be in concert with each other.

Exhibit C
Physician Verification, Training, and Monitoring
This Exhibit C (this “Exhibit”) is subject to the Professional Services Agreement (the “Agreement”) between Beluga Health, P.A., a Florida professional corporation, with a business address of 1321 Upland Dr., Suite 18399, Houston, TX, 77043 (“Beluga”), and Enhanced US LLC, a New York state registered limited liability company with a business address of 169 Madison Avenue, Suite 15101, New York, New York 10016 (“Customer”). All terms under the Agreement are hereby incorporated by reference within this Exhibit. If any provision of this Exhibit conflicts with a provision of the Agreement, the provision in this Exhibit prevails, but only to the extent the conflict relates to the rights and obligations of the Parties under this Exhibit. Capitalized terms used and not defined in this Exhibit have the meanings set forth in the Agreement.
Beluga shall confirm before permitting a Physician to provide the Services under the Agreement and periodically monitor thereafter that each Physician providing services for Beluga is legally authorized to provide the Services under the Agreement, and is and remains in good standing with all relevant regulatory bodies including maintenance of required professional licenses, DEA registrations as relevant, authorization to work in the United States, and no exclusions, suspensions, terminations, or other sanctions precluding such Physician’s participation in federal and state health care programs. Should Beluga determine that any of its Physicians furnishing Services under this Agreement have experienced a licensure lapse or termination, exclusion, criminal conviction, or other sanction, Beluga shall: (i) promptly notify Customer of such development; and (ii) promptly remove such Physician from providing the Services.
Beluga will ensure that, prior to performing Services pursuant to this Agreement, Physicians will complete commercially reasonable compliance training.
Beluga will maintain an active review process to ensure that the Services being provided pursuant to the Agreement are provided in a manner consistent with professional community standards and applicable federal and state laws, including, but not limited to, scope of practice restrictions, telehealth requirements, and requirements for prescribing of pharmaceutical products. Upon request, Beluga will provide reports to Customer, in a form and format mutually agreed upon by the parties, reflecting the high-level findings from its monitoring activities pursuant to this Section.
Beluga shall perform adequate verification of Physician licensure, credentialing, and background information.
Beluga shall have performed and will continue to perform background checks of each Physician. Beluga will perform checks and confirmations on the physicians per industry standard, and make sure that all physicians are in full compliance with the law and ethical standards.

Beluga shall ensure that each Physician shall execute the authorizations and consents for the following:
●Authorization for Beluga to communicate with state and federal licensing boards on the behalf of the Physician.
●Authorization for Beluga to conduct background checks/investigations and ongoing sanction/exclusion checks for the purposes of medical staff credentialing.
●Authorization for Beluga to submit updates to the Physician’s CAQH profile related to the services they are providing at Beluga.
Authorization and release of the information that Beluga obtains, both initially and on an ongoing basis from such Physician’s CAQH profile.